CERTIFICATE OF RESTATED
                            ARTICLES OF INCORPORATION
                                       of
                               PARKS AMERICA! INC.
                            (UBI Number 601 048 726)

     Pursuant to the provisions of the Washington Business Corporation Act, Chapter 23B10 RCW, the Restated Articles of Incorporation, attached hereto as Exhibit A and incorporated herein, are submitted for filing.

                                    ARTICLE I

     The name of the Corporation is Parks America! Inc. (the "Corporation").

                                   ARTICLE II

     The undersigned officer, in accordance with Section RCW 23B.10.070 hereby restates the Corporation's Articles of Incorporation as set forth in Exhibit A, which shall supercede the original articles of incorporation and all amendments to them.

                                   ARTICLE III

     The Restated Articles do not include an amendment to the Articles of Incorporation.

     In Witness Whereof, the Corporation has caused this Certificate and Restated Articles of Incorporation to be executed on this ____ day of March, 2000. This document is executed under penalties of perjury, and is to the best of the undersigned officer's knowledge, true and correct.

                                                       PARKS AMERICA! INC.



                                                       By: /s/ Larry Eastland
                                                          ----------------------
                                                       Title: Chairman

                                                       By: /s/ Robert Klosterman
                                                          ----------------------
                                                       Title: President

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               PARKS AMERICA! INC.

                                    ARTICLE I
                                NAME AND DURATION

     The name of the corporation is Parks America! Inc. (the "Corporation") and its existence shall be perpetual.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

     The location and post office address of the registered office of the Corporation in this state shall be Suite 511, 110 - 110th Avenue NE, Bellevue, WA 98004, and the registered agent for the Corporation at such address shall be Richard J. Forsell. The registered agent and registered office may be changed by action of the Board of Directors without hereafter amending these Articles.

                                   ARTICLE III
                                     PURPOSE

     The purpose and objectives for which this Corporation is formed are, the Corporation's own behalf or in partnership or association with others:

     1. To raise capital and seek business opportunities believed to hold a potential for profit, whether by mergers, asset purchases, and/or possible acquisitions.

     2. To engage in the business of acquiring interests in various business ventures including but not limited to publically and closely owned business corporations and to manage such acquired assets by voting corporate shares and otherwise; to acquire by purchase, lease or otherwise and to own, hold, sell, lease, mortgage or deal in any other way with all character of property, real, personal or mixed; to invest in, develop or subdivide real estate, to construct buildings thereon and to invest therein any form or manner.

     3. To engage in generally and carry on any lawful business or trade which may, in the judgment of the Board of Directors at any time be necessary, useful or advantageous to this Corporation.

     4. In furtherance and not in limitation of the general powers conferred by the laws of the State of Washington, it is expressly provided that this Corporation shall also have the following powers:

          a. To acquire by purchase or otherwise and to own, hold, cancel, reissue, sell, pledge and otherwise deal in the stock of this Corporation provided that the money or property of this Corporation shall not be used for the purchase of shares of its own stock and when such use would cause any impairment of the stated capital of the Corporation. The capital surplus of this Corporation shall be deemed available for the purchase of its own shares. The Corporation shall not be entitled to vote, either directly or indirectly, on any shares of its own stock which it may hold;

          b. to acquire by purchase or otherwise and to own, hold, cancel, reissue, sell, pledge, and otherwise deal with the bonds, debentures, notes and other securities and obligations of this Corporation;

          c.   to borrow money and to give security therefore;

          d. to indemnify, guaranty, and hold harmless the obligations of other parties, businesses and corporations, whether or not owned in whole or in part by this Corporation; provided that such promise be in consideration for some benefit, direct or indirect, to this Corporation;

          e. to enter into, make, perform and carry out contracts of every kind for any lawful purpose pertaining to its business with any individual, entity, firm, association, or corporation, or with any governmental, municipal, or public authority, domestic or foreign;

          f. to do everything necessary, proper, convenient, or incidental to the accomplishment of the purposes and objects of this Corporation or which is calculated directly or indirectly to promote the welfare or interest of the Corporation or enhance the value or render profitable any of its property or rights;

          g. to do any and all of the things in this Article as set forth to the same extent a natural person might or could do, and in any part of the world, as principals. agents, contractors, trustees, or otherwise, either alone or in the company with others; and

          h. to hold shares of stock in other corporations; to act as a joint venturers and or partner either general or limited, or both, in any transaction, business or venture.

                                   ARTICLE IV
                         EXCLUSION OF PREEMPTIVE RIGHTS

     No preemptive rights to acquire additional shares of any class of shares offered for sale by the Corporation shall exist.

                                    ARTICLE V
                              NO CUMULATIVE VOTING

     Cumulative voting shall not be allowed and the right to such voting shall not exist with respect to the shares of any class of the capital stock of the Corporation.

                                   ARTICLE VI
                               AUTHORIZED CAPITAL

     1. Authorized Capital. The total number of shares the Corporation shall be authorized to issue is 30,000,000 shares of common stock having a par value of $.0001.

     2. Redemption. The Corporation shall have the right to purchase, take, receive, or otherwise acquire its own shares by using its unreserved and unrestricted capital surplus, as well as by using its unreserved and unrestricted earned surplus.

     3. Issuance of Shares. Any part of the capital stock authorized by the Articles of Incorporation or any amendment to such Articles may at any time be allocated, issued, sold, or disposed of at the discretion of the Board of Directors, and the Board of Directors shall have full power and authority to determine the character, value and terms of the consideration to be received by the Corporation on the exchange of said stock.

     4. Common Stock Rights and Privileges

     a. The holders of shares of Common Stock shall be entitled to one vote per share on all matters to be voted on by the shareholders. Such shares shall be entitled to vote as a class for all available directorship positions of the Corporation at any regular election.

     b. The holders of Common Stock shall be entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.

     c. The Common Stock may be redeemed at the sole discretion of the Corporation upon such terms and subject to the conditions as the Board of Directors may establish.

                                   ARTICLE VII
                                   MANAGEMENT

     1. The management of the Corporation shall be vested in a Board of Directors which shall consist of not less than two members nor more than seven members, the exact number of which shall be established by the Bylaws. Except as provided in this Article, the number, qualifications, terms of office, manner of election, time and place of meetings and the power and duties of the directors shall be as prescribed by the Bylaws of the Corporation.


     2. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to the right of the Shareholder to vote to amend or repeal such bylaws.

                                  ARTICLE VIII
                       LIMITATION OF DIRECTORS' LIABILITY

     A director shall have no liability to the Corporation or its members for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of the law by the director, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                                   ARTICLE IX
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Right to Indemnification. Each person who was, or is threatened to be made a party to or is otherwise involved (including without limitation as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason if the fact that he or she is or was a director or officer of the corporation or, while a director or officer, he or she is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the Corporation, to the full extent permitted by applicable law as then in effect, against all expenses, liability and loss (including attorneys fees, judgments, fines ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided however, that except as provided in Section 2 of this Article with respect to proceedings seeking solely to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

     Section 2. Right of Claimant to bring Suit. If a claim for which indemnification is required under Section 1 of this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and to the extent successful in whole or in part, the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending and proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the Corporation (including its board of directors, independent legal counsel or its members, if any) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, independent legal counsel or its members, if any) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

     Section 3. Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision if the Articles of Incorporation, bylaws agreement, vote of members, if any, or disinterested directors or otherwise.

     Section 4. Insurance , Contracts and Funding. The Corporation may maintain insurance at its expense, to protect itself and any director, officer employee or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corproation Act. The corproation may, without further membership action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

     Section 5. Indemnification of Employees and Agents of the Corporation. The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act.


                                    ARTICLE X
                                    DIRECTORS

     The first directors of this corporation shall be two in number and their names and addresses are as follows:

  Name                                 Address
---------                           --------------

Dr. Patrick Tam                     17720 NE 65th
                                    Redmond, WA 98052

Ferris Peery                        17720 NE 65th
                                    Redmond, WA 98052

     The term of the first directors shall be until the next annual meeting or until their successors are elected.

                                   ARTICLE XI
                                  INCORPORATOR

     The name and address of the sole incorporator hereof is: Richard J. Forsell, Suite 511, 110-110th Avenue NE, Bellevue, WA 98004.

                                   ARTICLE XII
                                    AMENDMENT

     This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of Incorporation in the manner now or hereinafter prescribed or permitted by statute and all rights and powers conferred herein are granted subject to this reserve power.

                                  ARTICLE XIII
                              CONFLICTING INTERESTS

     Subject to any modification contained in the Bylaws of the Corporation, any contract or other transaction between the Corporation and one or more of its directors, officers and/or shareholders, or between the Corproation and any corproation, firm, association, or other entity in which one or more of its directors, officers and/or shareholders are shareholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, even thought the vote, presence or action of such directors, officers or shareholders may be necessary to obligate the Corporation upon such contract or transaction, provided that the fact of such interest shall be disclosed to or known by the Board of Directors prior to acting on such contract or transaction with the exception of disclosures by shareholders who are not directors or officers. A general notice that directors or officers of the Corporation are interested in any other corporation, firm, association, or other entity shall be sufficient disclosure with respect to all contracts and transactions with such corporation, firm, association or entity. In the absence of fraud, no contracts, or transactions shall be void or voidable and no such directors, officers or shareholders shall be held liable to account to the Corporation for any profit or benefit realized by them through such contracts or transactions despite such interests or their fiduciary relationship, if any, to the Corporation.

     In Witness Whereof, the Corporation has caused this Restated Articles of Incorporation to be executed on this ____ day of March, 2000. This document is executed under penalties of perjury, and is to the best of the undersigned officer's knowledge, true and correct.

                                                   PARKS AMERICA! INC.



                                                   By: /s/ Larry Eastland
                                                       -------------------------
                                                   Title: Chairman


                                                   By: /s/ Robert Klosterman
                                                       -------------------------
                                                   Title: President